Exhibit 99.1

KCAP Financial, Inc. Announces Formation of Investment Joint Venture with Freedom 3 and
Redemption of Approximately $148 Million of Debt

NEW YORK, July 20, 2017 – KCAP Financial, Inc. (Nasdaq: KCAP) (the “Company”) today announced that it has implemented steps to facilitate future growth.

The Company has formed a joint venture with Freedom 3 Opportunities LLC, an affiliate of Freedom 3 Capital LLC, to create KCAP Freedom 3 LLC (the “KCAP-F3 Joint Venture”). The Company and Freedom 3 Opportunities LLC contributed approximately $35 million and $25 million, respectively, in assets to the KCAP-F3 Joint Venture, which in turn used the assets to capitalize a new fund (the “Fund”) managed by one of the Company’s wholly-owned investment advisers. In addition, the Fund used cash on hand and borrowings under a credit facility to purchase approximately $183 million of loans from the Company and the Company used the cash from such sale to redeem approximately $148 million in debt. The KCAP-F3 Joint Venture may originate loans from time to time and sell them to the Fund.

The joint venture agreement will allow the Company to invest in senior middle-market loans as well as provide additional sources of investments through its Joint Venture partner.

Dayl Pearson, President and Chief Executive Officer of the Company, noted, “We are pleased to enter into this joint venture transaction which is similar to those entered into by other business development companies and will allow us to continue investing in senior middle-market loans and provide significant liquidity for balance sheet growth. Following the completion of the debt redemption, KCAP Financial will have the financial flexibility to pursue attractive investment opportunities that generate strong free cash flow and drive value for our shareholders.”

Jason Block, Partner at Freedom 3 Capital LLC, commented, “We are excited to partner with the KCAP team. We have known many of them for over 20 years and their strong credit culture allowed us to buy into a great portfolio at the outset. We look forward to working with their team’s continued expertise in growing the venture.”

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company’s wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C. and related entities, manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

KCAP Financial, Inc.'s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on its website at www.kcapfinancial.com.

About Freedom 3 Capital LLC

Freedom 3 Opportunities LLC is a special purpose finance company sponsored by Freedom 3 Capital LLC, a New York based private credit firm, which is registered with the Securities and Exchange Commission as an investment adviser and manages approximately $250 million of assets.

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

Contact:

Ted Gilpin

gilpin@kcapinc.com

(212) 455-8300